UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2019

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-36908	98-0138393
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

(Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2019, Paramount Gold Nevada Corp. (“Paramount”) together with its subsidiary, Sleeper Mining Company, LLC, entered into a Royalty Agreement with Franco-Nevada U.S. Corporation (“Franco”), pursuant to which Paramount agreed to sell to Franco a two percent (2%) net smelter return royalty on the minerals produced from its Sleeper Gold property in Northern Nevada for cash proceeds of US$2 million, subject to the terms as set out in the Royalty Agreement, including certain customary closing conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Royalty Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 11, 2019, Paramount issued a press release announcing its entry into the Royalty Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Paramount under the Securities Act of 1933, as amended.

Item 9.01.Financial Statements and Exhibits.

(d)List of Exhibits

Exhibit Number	Description

Exhibit 10.1#	Royalty Agreement among Paramount Gold Nevada Corp., Sleeper Mining Company, LLC, and Franco-Nevada U.S. Corporation dated April 11, 2019
Exhibit 99.1	Press Release of Paramount dated April 11, 2019

# Confidential portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: April 16, 2019	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer